EXHIBIT 10.17

Date: November 7, 2008

Kenneth Cole Productions, L.P.
400 Plaza Drive
Secaucus, NJ 07094

RECEIVABLES MANAGEMENT AGREEMENT

Ladies and Gentlemen:

We are pleased to confirm the terms and conditions that will govern our funds in use accounting, non-borrowing, notification receivables management arrangement with you (the “Agreement”).

1.  ASSIGNMENT OF ACCOUNTS

Except as otherwise provided herein, you hereby assign to us for purposes of collection only, the right to collect on all accounts arising from your sales of inventory or rendition of services including those under any trade names, through any divisions and through any selling agent (except only for the “Excluded Accounts”, as defined below; collectively, the "Accounts" and individually, an "Account") and we acknowledge and agree that, except as otherwise provided herein, all Accounts and all proceeds thereof shall be your sole property.  For all purposes hereof, except to the extent otherwise provided herein, you hereby appoint us as your agent to collect all Accounts, to receive all collections in respect thereof, and to perform all tasks and duties that may be necessary or advisable for carrying out of the transactions contemplated by this Agreement. Further in this regard, you also hereby authorize us to take any and all steps, in your name or in ours, which we deem necessary or desirable in accordance with applicable law, to collect all amounts due or to become due under any and all of the Accounts. We hereby confirm that until such time as we may purchase any Account in accordance with this Agreement, we shall not have any security interest in any of your Accounts, but we shall only be granted a security interest in your Accounts upon our purchase of any Account, subject to and in accordance with the terms of this Agreement. We shall keep records covering the transactions contemplated by this Agreement, including the identity and collection status of each Account and collections in respect thereof. As used herein, the term “Excluded Accounts” shall mean: (a) the accounts of any customer in respect of which we have declined to assume any Credit Risk whatsoever for such customer, provided and to the extent, however, that you have requested us to assume the Credit Risk for any additional sales made by you to such customer and we remain unwilling to assume any Credit Risk concerning such customer, (b) non-credit sales which are based solely upon and covered by letters of credit or other credit enhancements established your customer in your behalf, and (c) all fees and charges due from your licensees that do not relate to the sale  of goods or services by you to them.

2.  CREDIT APPROVAL

2.1 Requests for credit approval for all of your orders must be submitted to our Credit Department via computer by either: (a) On-Line Terminal Access, or (b) Electronic Batch Transmission.  If you are unable to submit orders via computer, then orders can be submitted over the phone, by fax or in writing.  All credit decisions by our Credit Department (including approvals, declines and holds) will be sent to you daily by a Credit Decisions Report, which constitutes the official record of our credit decisions.  Credit approvals will be effective only if shipment is made or services are rendered within thirty (30) days from the completion date specified in our credit approval.    Credit approval of any Account may be withdrawn by us any time before delivery is made or services are rendered.

2.2   We assume the Credit Risk on each Account approved in the Credit Decision Report. “Credit Risk” means the customer's failure to pay the Account in full when due on its longest maturity solely because of its financial inability to pay and for no other reason.  If there is any change in the amount, terms, shipping date or delivery date for any shipment of goods or rendition of services (other than accepting returns and granting allowances as provided in section 8 below), you must submit a change of terms request to us, and, if such pertains to a Factor Risk Account then we shall advise you of our decision either to retain the Credit Risk or to withdraw the credit approval.  Accounts on which we bear the Credit Risk are referred to collectively as "Factor Risk Accounts", and individually as a "Factor Risk Account".  Accounts on which you bear some or all of the risk as to credit are referred to collectively as "Client Risk Accounts", and individually as a "Client Risk Account".

2.3 We shall have no liability to you or to any person, firm or entity for declining, withholding or withdrawing credit approval on any order.  If we decline to credit approve an order and furnish to you any information regarding the credit standing of that customer, such information is confidential and you agree not to reveal same to the customer, your sales agent or any third party.  You agree that we have no obligation to perform, in any respect, any contracts relating to any Accounts.

3.  INVOICING

You agree to place a notice (in form and content acceptable to us) on each invoice and invoice equivalent that for the purposes of collection, the Account is assigned and payable only to us, and to take all necessary steps so that payments and remittance information are directed to us. All invoices, or their equivalents, will be promptly mailed or otherwise transmitted by you to your customers at your expense.  You will provide us with copies of all invoices (or the equivalent thereof if the invoices were sent electronically), confirmation of the assignment of the Accounts to us and proof of shipment or delivery, all as we may reasonably request.  If you fail to provide us with copies of such invoices (or equivalents) or such proofs when requested by us, we will not bear any Credit Risk as to those Accounts.

4.  REPRESENTATIONS AND WARRANTIES

4.1  You represent and warrant that: each Account is based upon a bona fide sale and delivery of inventory or rendition of services made by you in the ordinary course of business; the inventory being sold and the Accounts created are your exclusive property and that upon our purchase of any Accounts of a customer, all Accounts due and to become due from the customer involved are not, and will not be, subject to any lien, consignment arrangement, encumbrance, claim or security interest other than in our favor; all amounts are due in United States Dollars; all original invoices bear notice of the assignment to us; any taxes or fees relating to your Accounts or inventory are solely your responsibility; and none of the Accounts assigned to us hereunder represent sales to any subsidiary, affiliate or parent company. You also warrant and represent that: your customers have accepted the goods or services and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, claim, offset, defense, deduction, rejection, recoupment, counterclaim or contra account, other than as to returns and allowances as provided in section 8 below (the foregoing being referred to in this Agreement as "Customer Claims"); you and, to your knowledge, your affiliates are not Blocked Persons (as defined in section 18.6 below); and no Account is due from a Blocked Person.  Notwithstanding section 1, you shall not assign to us any Account due from a Blocked Person. You covenant and agree that the average dollar amount of all of your invoices and credits representing your Accounts will be at least $1,000.00 (“Warranted Invoice Size”).

4.2  You further represent and warrant that: your legal name is exactly as set forth on the signature page of this Agreement, you are a duly organized and validly existing business organization incorporated or registered in the state of Delaware and are qualified to do business in all states where required; the most recent financial statements provided by you to us accurately reflect your financial condition as of that date and there has been no material adverse change in your financial condition since the date of those financial statements.  You agree to furnish us with such information concerning your business affairs and financial condition as we may reasonably request from time to time, including financial statements as of the end of each fiscal year.

4.3  You agree that you will promptly notify us of any change in your:  name, state of incorporation or registration, location of your chief executive office, place(s) of business, and legal or business structure.  Further, you agree that you will promptly notify us of any change in control of the ownership of your business organization, and of significant lawsuits or proceedings against you.

5.  PURCHASE OF ACCOUNTS

Except as otherwise provided herein, we shall purchase Factor Risk Accounts from you, subject to and in accordance with the CIT Optional Purchase Provisions (defined in section 7 below), the Client Mandatory Purchase Provisions (defined in section 7 below) and/or  the Customer Purchase Provisions (defined in section 9 below), for the gross amount of the respective invoices, less:  accounts receivable management fees or charges, trade and cash discounts allowable to, or taken by, your customers, credits, cash on account and allowances and all amounts paid, collected or otherwise recovered prior to our purchase in respect of the customer’s invoices ("Purchase Price").  Our purchase of those Accounts will be reflected on the Statement of Account (defined in section 10 below), which we shall render to you, which will also reflect all credits and discounts made available to your customers.

6.  ADVANCES

We do not expect to advance funds to you prior to the collection of the Accounts, but we may do so at your request in our sole discretion, subject to such additional terms and conditions as we may reasonably request.  We have the right, at any time and from time to time, to hold any reserves we deem reasonably necessary as security for the payment and performance of any and all of your Obligations (defined in section 12 below). All amounts you owe us, including all advances to you and any debit balance in your Client Position Account (defined in section 10 below), and any Obligations, are payable on demand and may be charged to your account at any time.

7.  PAYMENT OF ACCOUNTS

7.1 All payments received by us on the Accounts will be promptly applied to your account with us after crediting your customer's account.  Upon receipt by us of any remittances made in respect of the Accounts, all such remittances received and applied by us, less any amounts due us hereunder, will be transferred and disbursed to you as follows:  (i) on Monday of the following week (or on the next business day thereafter, if that Monday is not a business day) for payments applied by us on the previous Friday, (ii) on Wednesday of the same week (or on the next business day thereafter, if that Wednesday is not a business day) for payments applied by us on Monday and Tuesday of any week, and (iii) on Friday of  the same week (or on the next business day thereafter, if that Friday is not a business day) for payments applied on Wednesday and Thursday of any week. No checks, drafts or other instruments received by us will constitute final payment of an Account unless and until such items have actually been collected.  With respect to any Factor Risk Account that has become past due, or with respect to which a customer has undergone an adverse change in its financial condition or business prospects, or has called a meeting of creditors or ceased to do business, we shall have the right at any time in such an instance, at our sole option, to purchase the Accounts of the customer from you, subject to section 9.1 below, by paying the Purchase Price of the customer’s Factor Risk Accounts to you, regardless of whether payment on such Factor Risk Accounts have been received by us from the customer, and regardless of whether any of the circumstances described in section 7.2 below have occurred (herein collectively, the “CIT Optional Purchase Provisions”).

7.2 We shall purchase any Factor Risk Account and the amount of the Purchase Price of any Factor Risk Account will be credited to your account and promptly paid to you as of the earlier of the following dates:

(a)  the date of the Factor Risk Account's longest maturity if a proceeding or petition is filed by or against the customer under any state or federal bankruptcy or insolvency law, or if a receiver or trustee is appointed for the customer; or

(b)  the last day of the third month following the Account’s longest maturity date if such Account remains unpaid as of said date without the occurrence of any of the events specified in clause (a) above (the foregoing, herein collectively, the “Client Mandatory Purchase Provisions”).

If any Factor Risk Account credited to you was not paid for any reason other than Credit Risk, we shall reverse the credit and charge your account accordingly and such Account shall then be deemed to be a Client Risk Account.

8.  CUSTOMER CLAIMS AND CHARGE BACKS

8.1 You must notify us promptly of any matter affecting the value, enforceability or collectibility of any Account and of all Customer Claims.  You agree to promptly issue credit memoranda or otherwise adjust the customer’s account upon accepting returns or granting allowances.  For full invoice credit memoranda, you agree to send duplicate copies thereof to us and to confirm their assignment to us.  We shall cooperate with you in the adjustment of Customer Claims, but we retain the right to adjust Customer Claims on Factor Risk Accounts directly with customers, upon such terms as we in our sole discretion may deem advisable.

8.2  We may at any time charge back to your account the amount of:  (a) any Factor Risk Account which is not paid in full when due for any reason other than Credit Risk; (b) any Factor Risk Account which is not paid in full when due because of an act of God, civil strife, or war; (c) anticipation (interest) deducted by a customer on any Account; (d) Customer Claims; (e) any Client Risk Account which is not paid in full when due; and (f) any Account for which there is a breach of any representation, warranty or covenant.  We shall not bear the Credit Risk on any Account charged back to you.  A charge back does not constitute a reassignment of an Account; provided, however, we have the right in our sole discretion to reassign to you any Client Risk Account.  We shall immediately charge any deduction taken by a customer to your account.

8.3  We may at any time charge to your account the amount of:  (a) payments we receive on Client Risk Accounts which we are required at any time to turnover or return (including preference claims); (b) all remittance expenses (including incoming wire charges, currency conversion fees and stop payment fees), other than stop payment fees on Factor Risk Accounts; (c) expenses, collection agency fees and attorneys' fees incurred by us in collecting or attempting to collect any Client Risk Account or any Obligation (defined in section 12 below); (d) our fees for handling collections on Client Risk Accounts which you have requested us to process, as provided in the Guide (see section 18.2 below); and (e) any loss, liability, claim or expense covered by the indemnity in the immediately following sentence.  You shall indemnify us for, and hold us harmless against, and we may charge your account for, any loss, liability, claim or expense of any kind (including attorneys’ fees and disbursements) arising from: (i) any Customer Claims, (ii) any claim for a return of any payment on or relating to any Client Risk Account, (iii) any breach of your representation and warranty set forth in section 4.1 above, to the effect that upon our purchase of any Accounts of a customer, all such Accounts from the customer involved, whether due or to become due, shall not be subject to any lien, consignment arrangement, encumbrance, claim or security interest other than in our favor, (iv) any other matter, except for: (i) any claim for a return of any payment on or relating to any Factor Risk Account,  or (ii) any claim resulting solely and directly from our own gross negligence or willful misconduct.  The foregoing indemnity shall survive any termination of this Agreement.

9.  HANDLING AND COLLECTING ACCOUNTS; RETURNED GOODS

9.1  Upon our purchase of the Factor Risk Accounts, we may, at our sole election, also purchase from you any other present and future Accounts of the same customer, due and to become due, and all of such other present and future Accounts shall be Client Risk Accounts. Notwithstanding the foregoing, after the purchase by us of any Factor Risk Account(s), and if applicable, any other Account of the same customer, in the event that such Factor Risk Account(s) is (are) subsequently indefeasibly paid to us in full, then the Factor Risk Accounts and any other Accounts of the customer involved will then be handled by us for purposes of collection only, in accordance with section 1 of this Agreement ,and any subsequent  purchases by us of Accounts of that customer will also then be handled in accordance with the terms and conditions of this Agreement. With respect to all Accounts of the customer that we purchase from you pursuant to this Agreement, however, other than the Factor Risk Accounts (collectively, the “Non-Factor Risk Purchased Accounts”), we shall have no obligation to you to pay the Purchase Price therefor in accordance with section 7.2 above, and we shall be obligated to pay you the Purchase Price for the Non-Factor Risk Purchased Accounts only upon and to the extent of our receipt of payment thereof from the customer, subject to the final sentence of this section and after first deducting from such Purchase Price your pro rata allocated share of any costs, fees and expenses paid or incurred by us in connection with our obtaining such payment from the customer. Upon our purchase of the Accounts of any customer, we shall have the right, in accordance with applicable law to: (a) bring suit, or otherwise enforce collection thereof, in your name or ours; (b) modify the terms of payment, (c) settle, compromise or release, in whole or in part, any amounts owing, and (d) issue credits in your name or ours.  You agree to fully cooperate with us and comply with our instructions in order to enforce our rights and interests in and to the purchased Accounts in the underlying goods, including all returned, rejected or repossessed inventory (“Returned Goods”).  To the extent applicable, you waive any and all claims and defenses based on suretyship. In the event any suit or proceeding  may be instituted to collect from a customer obligated on purchased Accounts, you agree to cooperate fully with us and our counsel in prosecuting the same.  If moneys are due and owing from a customer for both Factor Risk Accounts and Client Risk Accounts, you agree that any payments or recoveries received on purchased Accounts may be applied first to reduce our liability to you on any Factor Risk Accounts. All of the provisions as set forth in this sub-section 9.1 are hereby collectively referred to as the “Customer Purchase Provisions”).

9.2  You will promptly notify us upon your granting or issuing a discount, credit or allowance with respect to any Account; provided however, that following our purchase of any Accounts in accordance with this Agreement, any discounts, credits or allowances granted or issued by you with respect to any Accounts of a customer shall only occur with our prior written consent and shall reduce any Credit Risk we may have pertaining to such Accounts by an equal dollar amount.  You must immediately notify us if you receive any checks, cash, notes or other documents or instruments, proceeds or property received with respect to the Accounts and either promptly deliver the same to us, or request that we charge back the Account to you. We may endorse your name or ours on any such check, draft, instrument or document.  You hereby further represent and warrant to us that upon our purchase of any Accounts by us pursuant to this Agreement, such Accounts: (i) shall be free and clear of any and claims, offsets, security interests and liens whatsoever; and (ii)  you shall have sold, assigned and transferred to us as absolute owner all of your right, title and interest thereto and therein.

10.  STATEMENT OF ACCOUNT

Periodically we shall make available to you certain reports reflecting Accounts assigned, advances made, if any, fees and charges and all other financial transactions between us during the applicable period ("Reports").  The Reports that shall be made available to you include a Statement of Account reflecting transactions in three sections: Accounts Receivable, Client Position Account and Funds In Use.  The Reports shall be deemed correct and binding upon you and shall constitute an account stated between us unless we receive your written statement of exceptions within thirty (30) days after same are made available to you.

11.  GRANT OF SECURITY INTEREST

11.1   Concurrently with our purchase of any Account and solely in connection therewith, as herein provided, you shall assign and grant to us a first and paramount security interest in: (a) all such purchased Accounts, as well as any related instruments, documents, chattel paper (including electronic chattel paper) and any other obligations owing to you of the customer; (b) unpaid seller's rights (including rescission, repossession, replevin, reclamation and stoppage in transit) with respect to such purchased Accounts; (c) rights to any inventory represented by the foregoing, including Returned Goods; (d) reserves and credit balances arising hereunder; (e) guarantees, collateral, supporting obligations and letter of credit    rights with respect to the foregoing; (f) insurance policies, proceeds or rights relating to the foregoing; (g) cash and non-cash proceeds of the foregoing; and (h) Books and Records (defined in section 13 below) evidencing or pertaining to the foregoing (herein collectively, the “Collateral”).

11.2   You agree to comply with all applicable laws to perfect our security interest in Collateral pledged to us hereunder, and to execute such documents as we may require to effectuate the foregoing and to implement this Agreement.  You irrevocably authorize us to file financing statements, and all amendments and continuations with respect thereto, all in order to create, perfect or maintain our security interest in the Collateral, as more fully described above and you hereby ratify and confirm any and all financing statements, amendments and continuations with respect thereto hereafter filed by us pursuant to the foregoing authorization.

12.  OBLIGATIONS SECURED

The security interest granted hereunder and any lien or security interest that we now or hereafter have in any of your other assets, collateral or property, secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, whether arising under this Agreement or any other agreement or arrangement between us, by operation of law or otherwise ("Obligations"). Obligations also includes indebtedness arising under any guaranty, credit enhancement or other credit support granted by you in our favor or issued by us on your behalf.  Any reserves or balances to your credit and any other assets, collateral or property of yours in our possession constitutes security for any and all Obligations.

13.  BOOKS AND RECORDS AND EXAMINATIONS

13.1 You agree to maintain such Books and Records concerning the purchased Accounts as we may reasonably request and to reflect our ownership of such Accounts in accordance with this Agreement.  “Books and Records” means your accounting and financial records (whether paper, computer or electronic), data, tapes, discs, or other media, and all programs, files, recordsand procedure manuals relating thereto, wherever located.

13.2  Upon our reasonable request, you agree to make your Books and Records available to us for examination and to permit us to make copies or extracts thereof.  Also, you agree to permit us to visit your premises during your business hours and to conduct such examinations as we deem reasonably necessary.  To cover our costs and expenses of any such examinations, we shall charge you a fee for each day, or part thereof, during which such examination is conducted, plus any out-of-pocket costs and expenses incurred by us, as provided in the Guide (see section 18.2 below), which costs and expenses pertaining to any such examination, shall not however, in the absence of the occurrence of an Event of Default, exceed the sum of $2,500.00 per annum.

14.  INTEREST

14.1  Interest is charged on any adjustments under this Agreement and on any advances that may be made under section 6 above, as of the last day of each month based on the daily debit balances in your Funds In Use account for that month, at a rate equal to the Chase Prime Rate JPMorgan Chase Bank (or its successor) in New York, New York from time to time as its prime rate, and is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers. Any change in the rate of interest hereunder due to a change in the Chase Prime Rate will take effect as of the first of the month following such change in the Chase Prime Rate. All interest is calculated on a 360 day year.

14.2   In no event will interest charged hereunder exceed the highest lawful rate. In the event, however, that we do receive interest in excess of the highest lawful rate, you agree that your sole remedy would be to seek repayment of such excess, and you irrevocably waive any and all other rights and remedies which may be available to you under law or in equity.

15.  ACCOUNTS RECEIVABLE MANAGEMENT FEES AND OTHER CHARGES

15.1 For our services hereunder, you will pay us an accounts receivable management fee of the gross face amount of all Accounts assigned to us.   In addition, you will pay a fee of one-quarter of the gross face amount of each Account for each thirty (30) day period or part thereof by which the longest terms of sale applicable to such Account exceed ninety (90) days (whether as originally stated or as a result of a change of terms requested by you or the customer).  For Accounts arising from sales to customers located outside the fifty states of the United States of America, you will pay us an additional accounts receivable management fee of the gross face amount of all such Accounts. All accounts receivable management fees or charges are due and charged to your account upon your assignment to us of the underlying Account pursuant to section 1 of this Agreement.

15.2 You agree to pay all costs and expenses incurred by us in connection with or in any way related to: (i) this Agreement or (ii) the preparation, execution, administration and enforcement of this Agreement, or any modification, waiver, release or amendment relating hereto, including all reasonable fees and expenses attributable to the services of our attorneys (whether in-house or outside), search fees and public record filing fees.  The above reimbursement provision shall survive any termination of this Agreement. Furthermore, you agree to pay to us our fees (as more fully set forth in the Guide, see section 18.2 below) including fees for: (a) special reports prepared by us at your request; and (b) wire transfers.  All such fees will be charged to your account when incurred.  Our fees may be changed by us from time to time upon notice to you; however, any failure to give you such notice does not constitute a breach of this Agreement and does not impair our ability to institute any such change.

15.3 Any tax or fee of any governmental authority imposed on or arising from any transactions between us, any sales made by you, or any inventory relating to such sales is your sole responsibility (other than income and franchise taxes imposed on us which are not related to any specific transaction between us).  If we are required to withhold or pay any such tax or fee, or any interest or penalties thereon, you hereby indemnify and hold us harmless therefor and we shall charge your account with the full amount thereof.

16.  TERMINATION

16.1   Unless earlier terminated as provided below, this Agreement shall terminate as of the Termination Date.  "Termination Date" shall mean December 31, 2009. Notwithstanding the foregoing, however, you shall have the right to terminate this Agreement at any time prior to December 31, 2009, by giving us at least ninety (90) days prior written notice of termination. Except as otherwise provided, we may terminate this Agreement at any time: (i) by giving you at least ninety (90) days prior written notice of termination, or (ii) in the event that we shall reasonably determine that: (a) any material portion of this Agreement is not enforceable under applicable law, (b) the performance of this Agreement would require any filing with, or consent or approval from, any governmental or regulatory authority, or (c) this Agreement and/or the performance thereof becomes the subject of any proceeding instituted by any governmental authority.  However, we may terminate this Agreement immediately, without prior notice to you, upon the occurrence of an Event of Default (defined in section 17.1 below).

16.2 Unless sooner demanded, all Obligations will become immediately due and payable upon any termination of this Agreement.

16.3   All of our rights, liens and security interests hereunder continue and remain in full force and effect after any termination of this Agreement and pending a final accounting, we may withhold any balances in your account unless we are supplied with an indemnity satisfactory to us to cover all Obligations.  In respect of any Customer as to which we have any Credit Risk on the effective date of termination, you agree to continue to assign all accounts receivable to us of such Customer and to remit to us all collections on such accounts receivable, until all Obligations have been paid in full or we have been supplied with an indemnity satisfactory to us to cover all Obligations.  Upon any termination of this Agreement, in addition to, and without limitation of, our other rights hereunder, we in our sole discretion shall have the right to confirm and verify that all Accounts created on or before the effective date of termination have been assigned to us hereunder.  In the event we determine that you have not assigned to us all such Accounts, then we shall charge your account with the aggregate amount of the accounts receivable management fees or charges that we would have been paid if you had assigned to us all such Accounts as is required hereunder.  Such amount shall be included in the Obligations.  In order to conduct such confirmation and verification, you agree at all reasonable times to make your Books and Records available to us for examination and to permit us to make copies or extracts thereof.  Also, you agree to permit us to visit your premises during your business hours and to conduct such examinations as we deem reasonably necessary to effectuate the foregoing confirmation and verification.

17.  EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

17.1  It is an "Event of Default" under this Agreement if: (a) your business ceases or a meeting of your creditors is called; (b) any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding is commenced by or against you under any federal or state law; (c) you breach any representation, warranty or covenant contained in this Agreement; (d) you fail to pay any Obligation when due; or (e) any default shall have occurred under any other agreement or arrangement between us.

17.2 After the occurrence of an Event of Default which is not waived by us, we may terminate this Agreement without notice to you.

17.3    Upon any termination of this Agreement, we shall then have immediate access to any and all Books and Records as may pertain to the Collateral referred to herein.  Furthermore, as may be necessary to administer and enforce our rights in the Collateral hereunder, or to facilitate the collection or realization thereof, we have your permission to use (at your expense) your personnel, supplies, equipment, computers and space, at your place of business or elsewhere.

17.4   Upon the Purchase Price of any Factor Risk Account being credited and/or paid to you, as herein provided and/or following the occurrence of any Event of Default (which is not waived by us), with respect to all present and future Accounts of the customer and all other Collateral in which we have a security interest, as more fully set forth above, we shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code.  If notice of intended disposition of any such Collateral is required by law, it is agreed that five (5) days notice constitutes reasonable notice.  The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) will be applied by us to the payment or satisfaction of the Obligations, whether due or to become due, in such order as we may elect.  You shall remain liable to us for any deficiency with respect to your Obligations.  With respect to any Accounts purchased from you in accordance with this Agreement, and any Returned Goods relating thereto, you hereby confirm that we shall be the owners thereof and that our rights of ownership will permit us to deal with this property as the owner thereof and you confirm that you shall have no interest therein.

18.  MISCELLANEOUS PROVISIONS

18.1  This Agreement, and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof, and supersedes any prior agreements or understandings.  This Agreement can be changed only by a writing signed by both of us.  Our failure or delay in exercising any right hereunder will not constitute a waiver thereof or bar us from exercising any of our rights at any time. The validity, interpretation and enforcement of this Agreement is governed by the laws of the State of New York, excluding the conflict laws of such State.

18.2  The Client Service Guide, as supplemented and amended from time to time (the “Guide”) has been furnished to you or is being furnished to you concurrently with the signing of this Agreement, and by your signature below you acknowledge receipt thereof. The Guide provides information on credit approval processes, accounting procedures and fees.  The procedures for Electronic Batch Transmission are covered in supplemental instructions to the Guide.  From time to time, we may provide you with amendments, additions, modifications, revisions or supplements to the Guide, which will be operative for transactions between us. All information and exhibits contained in the Guide, on any screen accessed by you, and on any print-outs, reports, statements or notices received by you are, and will be, our exclusive property and are not to be disclosed to, or used by, anyone other than you, your employees or your professional advisors, in whole or in part, unless we have consented in writing.

18.3  This Agreement binds and benefits each of us and our respective successors and assigns; provided,  however, that except in connection with the assignment of this Agreement by you to another wholly-owned subsidiary (the “Successor Concern”) of your parent company, Kenneth Cole Productions, Inc., upon the merger of your company into the Successor Concern (as the surviving entity), including without limitation upon the execution and delivery to us of a written assumption by, and agreement of, the Successor Concern to be bound by and perform under this Agreement in all respects, to the same extent as if the Successor Concern had originally been a party hereto, you may not assign this Agreement or your rights hereunder without our prior written consent.

18.4 Section headings are for convenience only and are not controlling.  The use of “including” means “including without limitation”.

18.5  If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision will be inapplicable and deemed omitted to such extent,  but the remainder will not be invalidated thereby and will be given effect so far as possible.

18.6  You further represent or covenant, as the case may be, that you: (i) are familiar with all applicable laws, regulations, orders, etc. in effect from time to time relating to anti-money laundering and terrorism ("Anti-Terrorism Laws") of the United States of America, including the USA Patriot Act; (ii) acknowledge that your transactions are subject to applicable Anti-Terrorism Laws; (iii) will comply in all material respects with all applicable Anti-Terrorism Laws, including, if appropriate, the USA Patriot Act; (iv) acknowledge that our performance hereunder is also subject to our compliance with all applicable Anti-Terrorism Laws, including the USA Patriot Act; (v) acknowledge that we will not conduct business with any Blocked Person and we will not knowingly accept assignment of and/or purchase any Account due from a Blocked Person; (vi) will provide to us all such information about your ownership, officers, directors, business structure and, to the extent not prohibited by applicable law or agreement, customers, as we may reasonably require; and (vii) will take such other action as we may reasonably request in connection with our obligations described in clause (iv) above.  “Blocked Person” shall mean any person: (i) listed in the annex to Executive Order 13224, (ii) owned or controlled by, or acting for or on behalf of, any person listed in the annex to Executive Order 13224, (iii) with which we are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224, (v) a person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list, (vi) a person that is named a “denied person” on the most current list published by the U.S. Commerce Department, or (vii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.  “Sanctioned Country” shall mean any country subject to the sanctions program identified on the most current list maintained by OFAC.

19.  JURY TRIAL WAIVER

To the extent permitted by applicable law, we each hereby waive any right to a trial by jury in any action or proceeding arising directly or indirectly out of this Agreement, or any other agreement or transaction between us or to which we are parties.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement.  This Agreement will take effect as of the date set forth above but only after being accepted below by one of our officers in New York, New York, after which we shall forward a fully executed copy to you for your files.

Very truly yours, THE CIT GROUP/COMMERCIAL SERVICES, INC. By: /s/ Joseph Sgalardi Name: Joseph Sgalardi Title: Vice President

Read and Agreed to: KENNETH COLE PRODUCTIONS, LP By: /s/ David P. Edelman Name: David P. Edelman Title: Chief Financial Officer

Accepted at: New York, New York THE CIT GROUP/COMMERCIAL SERVICES, INC By: /s/ Patrick J. Rohan Name: Patrick J. Rohan Title: Senior Vice President